EXHIBIT 10.14

PERFORMANCE GUARANTY AND SURETYSHIP

THIS PERFORMANCE GUARANTY AND SURETYSHIP (“Guaranty”), made as of the date set forth on the signature page hereof, is by and between Michael James (the “Guarantor”) and Quasar Capital Partners, LLC (“QUASAR”).

RECITALS:

WHEREAS, Edible Garden AG, Incorporated , a Wyoming Company (the “Company”) and QUASAR intend to enter into an Accounts Receivable Purchasing Agreement of even or approximate date hereof (as amended from time to time, and including all riders, schedules and exhibits thereto and all agreements and documents executed in connection therewith, the “Agreement”) pursuant to which QUASAR will purchase certain accounts receivable billed to customers of the Company (“Accounts Receivable”) and extend other credit accommodations to the Company on the basis of, and in reliance upon, the representations, warranties and covenants of the Company contained in the Agreement; and

WHEREAS, as a condition precedent to the obligation of QUASAR to enter into the Agreement and to purchase accounts of Company pursuant thereto and extend other credit accommodations to Company, QUASAR requires that the Guarantor shall have entered into this Guaranty, guaranteeing the performance by the Company of the representations, warranties and covenants of the Company in the Agreement and the payment and performance by the Company of its other obligations under the Agreement and otherwise.

NOW, THEREFORE, in order to induce QUASAR to enter into the Agreement and to purchase Accounts Receivable and extend other credit accommodations pursuant thereto, and in consideration thereof and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, it is agreed as follows:

WITNESSETH:

1. Liabilities of Guarantor. The Guarantor hereby absolutely and unconditionally guarantees (a) the accuracy and completeness of the Company’s representations and warranties (including those set forth in Section 13 of the Agreement), and the prompt and complete performance by the Company of the Company’s covenants and obligations in the Agreement, (b) the prompt and complete payment and performance of all present and future obligations owing from Company to QUASAR, including, without limitation, all obligations incurred by Company under the Agreement, any rider thereto, and any renewals, restatements, modifications or amendments thereof (and Guarantor expressly waives any consent or notice right that Guarantor may have with respect to such modification or amendment); (c) the prompt and complete payment and performance of all expenses and obligations of any nature that may become due or owing by Company to QUASAR under the Transaction Documents (as defined in the Agreement), and (d) the payment of any costs or expenses incurred by QUASAR in enforcing any of the foregoing (the foregoing obligations set forth in subsections (a) - (d) hereof collectively referred to herein as the “Guaranteed Obligations”). This is a guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, QUASAR shall not be obligated or required before enforcing the obligations of Guarantor: (a) to pursue any right or remedy QUASAR may have against the Company or any other person or commence any suit or other proceeding against the Company or any other person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company or any other person; or (c) to make demand of the Company or any other person or to enforce or seek to enforce or realize upon any collateral security held by QUASAR which may secure any of the Guaranteed Obligations. This Guaranty is a continuing guaranty which shall extend until all Guaranteed Obligations have been paid in full and become unavoidable under the United States Bankruptcy Code and any other debtor-relief statute. Payments to be made by the Guarantor hereunder may be required by QUASAR on any number of occasions.

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2. Costs of Enforcement. The Guarantor shall pay to QUASAR forthwith upon demand, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by QUASAR in enforcing its rights under this Guaranty.

3. Waiver of Right of Subrogation/Subordination. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor will not exercise any rights of QUASAR against the Company by way of subrogation, reimbursement or indemnity, and shall have no right of recourse to any assets or property of the Company held for the payment and performance of its Guaranteed Obligations, until such time as all Guaranteed Obligations have been satisfied and the Agreement has been terminated. If there is more than one Guarantor, each Guarantor agrees not to seek contribution from any other Guarantor until all the Guaranteed Obligations shall have been paid in full and the Agreement has been terminated. If any amount shall nevertheless be paid to the Guarantor, such amount shall be held in trust for the benefit of QUASAR and shall forthwith be paid to QUASAR to be credited and applied to the Guaranteed Obligations, whether matured or not matured. The provisions of this Section shall survive termination of this Guaranty. Furthermore, Guarantor agrees that the indebtedness guaranteed, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Company, whether or not Company becomes insolvent, including claims with respect to any existing or hereafter acquired debt or obligations of Company to Guarantor. Guarantor hereby expressly subordinates such debt, obligations and claims against Company, and any security interest or lien granted in favor of Guarantor against any assets of Company, to any security interest, lien or claim QUASAR may now have or hereafter acquire against Company or its assets. Guarantor further agrees that, until the Guaranteed Obligations have been fully and indefeasibly paid to QUASAR, Guarantor will not accelerate the maturity date of any existing or hereafter acquired debt or obligations owing to Guarantor by Company or seek to enforce Guarantor’s security interest or lien in any assets of Company.

4. Waiver. Guarantor waives all rights of Guarantor under Chapter 43 of the Texas Civil Practice and Remedies Code. Guarantor also waives any and all rights or defenses based on suretyship or impairment of collateral and hereby assents, to the extent permitted by law, to all the terms and conditions of the Guaranteed Obligations. Additionally, Guarantor waives: (a) notice of acceptance of this Guaranty and all notice of the creation, extension or accrual of any Guaranteed Obligations; (b) presentment, demand for payment, notice of dishonor and protest; (c) notice of any other nature whatsoever; (d) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under the provisions of the Agreement or any related document; (e) any requirement that Lender take any action whatsoever against the Company or any other party or file any claim in the event of the bankruptcy of the Company; (f) failure of Lender to protect, preserve, or resort to any collateral; (g) any defense or right arising by reason of any disability, lack of corporate authority or power, impairment of recourse or of collateral under Section 3.605 of the Texas Uniform Commercial Code or otherwise, lack of good faith under Section 1.304 of the Texas Uniform Commercial Code or otherwise; (h) any defense or right under Sections 51.003, 51.004 and/or 51.005 of the Texas Property Code, (i) failure to sell any collateral securing the Guaranteed Obligations in a commercially reasonable manner under the Texas Uniform Commercial Code or otherwise; or (j) other any other defense of Company or any other guarantor of any of the Guaranteed Obligations, and will remain liable on this Guaranty regardless of whether Company or any other guarantor is not liable thereon for any reason. Guarantor further waives and agrees not to assert or claim at any time any deductions to the Guaranteed Obligations for any claim, setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand, or right may be asserted by the Company, the Guarantor, or both. The waivers set forth in this Section shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

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5. Consent. The Guarantor hereby consents that from time to time, and without further notice to or consent of the Guarantor, QUASAR may take any or all of the following actions without affecting the liability of the Guarantor: (a) extend, renew, modify, compromise, settle or release the Guaranteed Obligations; (b) release or compromise any liability of any party or parties with respect to the Guaranteed Obligations; (c) release its security interest in the collateral or exchange, surrender or otherwise deal with the collateral as QUASAR may determine; or (d) exercise or refrain from exercising any right or remedy of QUASAR.

6. Obligations of Guarantor Unconditional. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any Obligation or any instrument or agreement evidencing the same or relating thereto or any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor. The obligations of the Guarantor hereunder shall not be discharged except by complete payment or performance of the Guaranteed Obligations and the liabilities of the Guarantor hereunder. This is an irrevocable, absolute, completed, and continuing guaranty of payment and not a guaranty of collection, and will not be affected by the release or discharge of Company from, or impairment or modification of, Company’s obligations with respect to any of the Guaranteed Obligations in any bankruptcy, receivership, or other insolvency proceeding or otherwise. No notice of any extension of credit already or hereafter contracted by or extended to Company need be given to Guarantor. The fact that the Guaranteed Obligations may be rearranged, increased, reduced, modified, extended for any period, and/or renewed from time to time, or paid in full without notice to Guarantor will not release, discharge, or reduce the obligation of Guarantor with respect to the Guaranteed Obligations, and Guarantor will remain fully bound under this Guaranty Agreement. It is the intention of QUASAR and Guarantor that Guarantor’s obligations under this Guaranty Agreement will not be discharged at any time prior to the occurrence of both (i) payment in full of the Guaranteed Obligations and (ii) expiration of QUASAR’S obligation to advance monies to Company pursuant to the Agreement and the documents executed in connection therewith. This Guaranty Agreement may be enforced by QUASAR and any subsequent holder of the Guaranteed Obligations, and will not be discharged by the assignment or negotiation of all or part of the Guaranteed Obligations. This Guaranty Agreement may not be revoked by Guarantor and will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned or refunded by QUASAR to the payor thereof or to any other person, as a preferential transfer, voidable transfer or otherwise upon any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Company or any other payor of such amounts, or after any attempted revocation by Guarantor, all as though such payment had not been made. Guarantor expressly waives presentment, demand, notice of non-payment, protest, notice of protest and dishonor, notice of intention to accelerate, notice of acceleration, notice of intention to foreclose, notice of foreclosure, and any other notice whatsoever on any and all forms of such Guaranteed Obligations, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of QUASAR being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to QUASAR.

7. Notices. All notices and other communications hereunder shall be deemed given when delivered or deposited in the mails, and sent first class, certified mail with postage prepaid, and if to a party hereto addressed as set forth beneath its name at the foot hereof unless a party shall give notice of a different address in the manner provided herein.

8. Payment Due Date. Guarantor unconditionally and irrevocably guarantees the prompt payment when due, whether at maturity or otherwise, of all of the Guaranteed Obligations. If Guarantor fails to make any payment of any part of the Guaranteed Obligations when due or, if the Agreement under which such payment is due provides any cure period, before the expiration of said cure period, then said failure will constitute a default under this Guaranty Agreement.

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9. Survival of Agreement. This Guaranty shall inure to the benefit of and be binding upon the Guarantor and QUASAR and their respective heirs, successors and assigns, including any subsequent holder or holders of any Guaranteed Obligations, and the term “QUASAR” shall include any such holder or holders whenever the context permits.

10. Independent Obligation. QUASAR may proceed against the Guarantor under this Guaranty without first proceeding against the Company, against any other surety or any other person or any security held by QUASAR and without pursuing any other remedy. It is expressly agreed that the liability of the Guarantor for the payment of the Guaranteed Obligations secured hereby shall be primary and not secondary.

11. Governing Law and Venue. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. For purposes of any suit relating to this Guaranty, the Guarantor and QUASAR submit themselves to the jurisdiction of any court sitting in the State of Texas and further agree that venue in any suit arising out of this Guaranty shall be fixed in Travis County, Texas. Final judgment in any suit shall be conclusive and may be enforced in any jurisdiction within or without the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of such liability.

12. Entire Agreement. This Guaranty represents the entire agreement between the parties with respect to the subject matter contained herein, and may not be amended or modified except by written instrument executed by the Guarantor and QUASAR. This Guaranty supersedes and replaces any prior agreement among the parties, oral or written with respect to the subject matter hereof. No representations, whether oral or written, are being relied upon which are not expressly set forth in this Guaranty, in the Agreement or in any Transaction Document. The parties recognize that any oral representations and prior written representations with respect to the subject matter hereof are “merged” into this Guaranty, and no reliance can be placed thereon.

13. No Interest Paid in Excess of Permitted Amounts. Should a court of competent jurisdiction rule that any consideration paid hereunder is in fact or in law to be treated as interest, in no event shall the Guarantor be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel the Guarantor to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. Also in such event, QUASAR may “spread” all charges characterized as interest over the entire term of all transactions with the Guarantor or the Company and will refund to the Company or the Guarantor the excess of any payments made over the highest lawful rate. It is the intention of the parties hereto that in the construction and interpretation of this Guaranty, the foregoing sentence shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.

14. Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

15. Reporting Requirements. Guarantor agrees to provide QUASAR with a personal financial and cash flow statement and the most recently-filed federal tax return on an annual basis- no later than the 31st of December of every year the ARPA is in effect or any Obligations are owed to QUASAR, or at any such other time upon request by QUASAR.

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IN WITNESS WHEREOF, this Guaranty has been executed as of the date below.

GUARANTOR:	QUASAR:

/s/ Michael James	By:	/s/ Brian Center
Name: Michael James, individually	Name:	Brian Center
	Date:	April 13, 2021
Address:
XXXXX XXXXX

Date: April 13, 2021

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